POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, THAT I,

Dennis H. Chookaszian, hereby constitute

and appoint each of John J. Dee and David

K. Holeman, or either of them acting singly,

and with full power of substitution, as

my true and lawful attorney-in-fact to:

(1)  execute for me and on my behalf, in

my capacity as a director of Pillarstone

Capital REIT (the "Company"), Forms 3, 4,

and 5 in accordance with Section 16(a) of

the Securities Exchange Act of 1934, as

amended, and the rules thereunder;

(2)  execute for me and on my behalf, in

my capacity as a director of the Company,

Form 10-K in accordance with Section 13 or

15(d) of the Securities Exchange Act of

1934, as amended, and the rules thereunder;

(3)  do and perform any and all acts for me

and on my behalf which may be necessary or

desirable to complete and execute any such

Form 3, 4, or 5, or any such Form 10-K,

complete and execute any amendment or

amendments thereto, and timely file such

form with the SEC and any stock exchange or

similar authority; and

(4)  take any other action of any type

whatsoever in connection with the

foregoing which, in the opinion of such

attorney-in-fact, may be of benefit to, in

the best interest of, or legally required

by, me, it being understood that the

documents executed by such attorney-in-fact

on my behalf pursuant to this Power of

Attorney shall be in such form and shall

contain such terms and conditions as such

attorney-in-fact may approve in such

attorney-in-fact's discretion.

I hereby grant to each such attorney-in-fact

full power and authority to do and perform

any and every act and thing whatsoever

requisite, necessary, or proper to be done

in the exercise of any of the rights and

powers hereby granted, as fully to all

intents and purposes as I might or could do

if personally present, with full power of

substitution or revocation, hereby

ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's

substitute or substitutes, shall lawfully

do or cause to be done by virtue of this

Power of Attorney and the rights and

powers herein granted.  I acknowledge that

the foregoing attorneys-in-fact, in serving

in such capacity at my request, are not

assuming, nor is the Company assuming, any

of my responsibilities to comply with

Sections 13, 15(d) or 16 of the Securities

Exchange Act of 1934.

This Power of Attorney shall remain in full

force and effect until I am no longer

required to file Forms 3, 4, and 5 with

respect to my holdings of and transactions

in securities issued by the Company, unless

earlier revoked by me in a signed writing

delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has

caused this Power of Attorney to be

executed as of this third day of December

2018.

/s/ Dennis H. Chookaszian